EXHIBIT 21.1






                           SUBSIDIARIES OF THE COMPANY

SUBSIDIARY                       JURISDICTION OF INCORPORATION       DBA NAMES
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Paintball Incorporated                  South Carolina                  None
American Inflatables, Inc.                 Delaware                     None
ILM, Inc.                               South Carolina                  None
PaintballGames.com, Inc.                South Carolina                  None